Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated as of January 17, 2014, is among UTStarcom Holdings Corp., a company incorporated in the Cayman Islands (the “Company”) and Shah Capital Opportunity Fund LP (together with the Company, the “Purchasers” and each a “Purchaser”), and SoftBank America Inc., a company incorporated in Delaware (the “Seller”).

WHEREAS, on the terms and conditions set forth in this Agreement, the Seller desires to sell, and the Purchasers desire to purchase an aggregate number of 4,883,875 ordinary shares, par value US$0.00375 per share, of the Company (the “Ordinary Shares” or the “Securities”).

NOW THEREFORE, the parties hereby agree as follows:

SECTION I

PURCHASE AND SALE OF SECURITIES

1.01                Sale of Securities. The Seller hereby agrees to sell, assign, transfer and deliver to each Purchaser, and each Purchaser hereby agrees to purchase from the Seller, such number of Ordinary Shares set forth opposite each Purchaser’s name in Schedule A hereto, on the Closing Date and pursuant to and in accordance with the terms and conditions set forth in this Agreement.

1.02                Purchase Price.

(a)         In full consideration of the sale of all of the Ordinary Shares by the Seller, each Purchaser shall pay to the Seller on the Closing Date an aggregate amount equal to (i) $2.54 per share in U.S. dollars multiplied by (ii) the number of Ordinary Shares set forth opposite each Purchaser’s name in Schedule A hereto (the “Aggregate Purchase Price”).

(b)         The Aggregate Purchase Price payable to the Seller on the Closing Date shall be paid by each of the Purchasers via wire transfer of immediately available funds in U.S. dollars to an account designated by the Seller.

1.03                Closing. The closing of the purchase and sale of the Ordinary Shares (the “Closing”) will take place at 10:00 a.m. (United States Eastern time) on January 17, 2014, or at such other time and date as the parties hereto may agree (the “Closing Date”).  At the Closing, the Seller will deliver to the Purchasers share transfer forms with respect to the Ordinary Shares being sold by the Seller to such Purchaser, against payment to the Seller of the Aggregate Purchase Price in accordance with Section 1.02 of this Agreement.

SECTION II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

2.01                In order to induce the Purchasers to purchase the Securities, the Seller represents and warrants to the Purchasers as follows:

(a)       Existence.  The Seller is duly organized and validly existing under the laws of the jurisdiction of its formation, and has full power and authority to sell the Securities being sold by the Seller and to enter into and perform its obligations under this Agreement.

(b)       Authorization. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Seller.  No consent, approval, license from, or exemption of (other than exemptions from applicable federal and state securities laws), and no registration, qualification, designation, declaration or filing with (other than applicable filings pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), any court or governmental department, commission, board, bureau, agency or instrumentality, or any other party, which has not been obtained as of the date hereof, is or will be necessary for the valid execution and delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated by this Agreement.

(c)       No Conflict with Other Instruments.  Neither the execution and delivery by the Seller of this Agreement, the consummation by the Seller of the transactions contemplated by this Agreement, nor the compliance by the Seller with the terms and conditions of this Agreement, will (i) violate any provision of the Seller’s organizational documents, as amended to date; (ii) to its knowledge, violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality to which the Seller is bound; or (iii) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which the Seller is a party or by which the Seller is bound.

(d)       Validity and Binding Effect.  This Agreement has been duly and validly executed and delivered by the Seller; and this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforceability of creditors’ rights generally, or by general principles of equity.

(e)       Title to Securities.  The Seller owns the Securities being sold by it to the Purchasers free and clear of all liens, other than restrictions imposed under applicable securities laws and restrictions created by the Company or imposed by the Company’s constitutive documents then in effect.

(f)       Litigation.  There is no (i) action, suit, claim, proceeding or investigation pending or, to the Seller’s knowledge, threatened against or affecting, the Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Seller, or (iii) governmental inquiry pending, or to the Seller’s knowledge threatened, against or affecting the Seller, any of which, as it relates to clauses (i), (ii) and (iii), if adversely determined, would invalidate or prevent the performance by the Seller of the transactions contemplated by this Agreement.

2.02                No Other Representations or Warranties.  Except for the representations and warranties contained in Section 2.01, the Seller makes no express or implied representation or warranty to the Purchasers.

SECTION III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

3.01                In order to induce the Seller to sell the Securities, each Purchaser represents and warrants to the Seller as follows:

(a)       Existence and Good Standing.  The Purchaser is duly organized and validly existing under the laws and regulations of its jurisdiction, and has full power and authority to acquire the Securities and to enter into and perform its obligations under this Agreement.

(b)   Authorization.  The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly authorized and approved by all necessary corporate action on the part of the Purchaser.    No consent, approval, license from, or exemption of (other than exemptions from applicable federal and state securities laws), and no registration, qualification, designation, declaration or filing with (other than applicable filings pursuant to Sections 13 and 16 of the Exchange Act), any court or governmental department, commission, board, bureau, agency or instrumentality, or any other party, which has not been obtained as of the date hereof, is or will be necessary for the valid execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement.

(c)   No Conflict with Other Instruments.  The execution and delivery by the Purchaser of this Agreement, the consummation by the Purchaser of the transactions contemplated by this Agreement and the compliance by the Purchaser with the terms and conditions by this Agreement, will not (i) violate any provision of the Purchaser’s constitutive documents; (ii) to its knowledge, violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality to which the Purchaser is bound; or (iii) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound.

(d)   Validity and Binding Effect.  This Agreement has been duly and validly executed and delivered by the Purchaser, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforceability of creditors’ rights generally, or by general principles of equity.  The Purchaser has adequate surplus or other available capital, as applicable, to effect the purchase of the Securities in accordance with the terms and conditions of this Agreement.

(e)   Litigation.  There is no (i) action, suit, claim, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against or affecting, the Purchaser, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Purchaser, or (iii) governmental inquiry pending, or to the Purchaser’s knowledge threatened, against or affecting the Purchaser, any of which, as it relates to clauses (i), (ii) and (iii), if adversely determined, would invalidate or prevent the performance by the Purchaser of the transactions contemplated by this Agreement.

(f)    Purchase for Own Account.  Each Purchaser represents that it is acquiring the Securities solely for the Purchaser’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.02                No Other Representations or Warranties.  Except for the representations and warranties contained in Section 3.01, the Purchasers make no express or implied representation or warranty to the Seller.

SECTION IV
MISCELLANEOUS

4.01                Survival.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of 12 months after the Closing.   All covenants and other agreements of the parties contained herein shall survive the execution and delivery of this Agreement and the closings of the transactions contemplated hereby until fully performed or fulfilled.

4.02                Agreement; Amendments.  This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements between them, whether written or oral, with respect to its subject matter.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Purchasers or the Seller from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Purchasers and the Seller, and (ii) only in the specific instance and for the specific purpose for which made or given.  Neither the Purchasers nor the Seller shall assign any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

4.03                Fees and Expenses.  Each of the parties hereto shall pay its own fees and expenses incurred in connection with this Agreement or otherwise.

4.04                Public Announcements.  Except as required by law or regulation, no party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such announcement.  Notwithstanding the foregoing, the Seller may disclose this Agreement and the transactions contemplated hereby to the extent such details have been disclosed in accordance with the beneficial ownership reporting requirements under the United States securities laws.

4.05                Governing Law.  This Agreement and the rights and obligations of the parties under it shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the rules and principles of conflicts of laws thereof.

4.06                Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by email or facsimile is to be treated as an original document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UTStarcom Holdings Corp.

By:	/s/ William Wong
Name: William Wong
Title: Chief Executive Officer

Shah Capital Opportunity Fund LP

By:	/s/ Himanshu H. Shah
Name: Himanshu H. Shah
Title: Managing Member/President and CIO

SoftBank America Inc.

By:	/s/ Steven J. Murray
Name: Steven J. Murray
Title: Vice President and Treasurer

Schedule A

Name	Shares to be Purchased
UTStarcom Holdings Corp.	3,883,875
Shah Capital Opportunity Fund LP	1,000,000